Exhibit 99.1

Ocean Bio-Chem, Inc. Announces the Acquisition of Snappy Marine, Inc.

FORT LAUDERDALE, Fl., August 6, 2018 --Ocean Bio-Chem, Inc. (NASDAQ: OBCI) subsidiary Star brite Distributing, Inc. announces the acquisition of Snappy Marine, Inc. a leading manufacturer and distributor of teak care products, for the marine industry.

Peter Dornau, President and CEO commented: “We started looking at Snappy Marine, Inc. in early 2018. As discussions continued, we realized that Snappy had great brand recognition, which would fit nicely into the Star brite range of products. By acquiring Snappy Marine, Star brite acquires a brand of teak care products trademarked under the Snappy Teak-Nu® name, which has significant brand recognition in the boating/marine industry. The Snappy brand of products are known for high quality and superior performance in renewing weathered teak wood to like-new condition. Snappy Marine has a loyal customer base in both the US and international markets. We believe that together the Star brite and Snappy brands can be leveraged to increase sales of both brands.”

Mr. Dornau concluded - “The strong economy continues to drive sales of new and pre-owned recreational boats, and increased recreational boating which, in turn, is increasing demand for boat care products, including teak care products. We believe the acquisition of Snappy will be accretive to net income in 2018.”

Greg Dornau, Executive VP of Sales & Marketing, also commented - “The acquisition of Snappy Marine, Inc. provides Star brite with a great opportunity to expand the sales of the Snappy brand of products to our existing and new customers. Our sales team is excited to continue the legacy of the Snappy line of teak products. We also see opportunities for the increased sales of teak and other product line extensions under the Snappy brand. Strategically we are evaluating the launching of a brand of teak care products for restoring home and outdoor teak furniture.”

About Ocean Bio-Chem, Inc.:

Ocean Bio-Chem, Inc. manufactures, markets and distributes a broad line of appearance and maintenance products for the marine, automotive, power sports, recreational vehicle and outdoor power equipment markets under Star brite®, Star Tron®, Odor Star® and other brand names within the United States of America and Canada. In addition, the Company produces private label formulations of many of its products for various customers and provides custom blending and packaging services for these and other products. The Company also manufactures, markets and distributes a line of disinfectant, sanitizing and deodorizing products under the Performacide® and Star brite® brand names.

The Company’s web sites are www.oceanbiochem.com, www.starbrite.com; www.startron.com; www.performacide.com.

Forward-looking Statements:

Certain statements contained in this Press Release constitute forward-looking statements, including, without limitation, Snappy will be accretive to net income in 2018, the opportunity for the increase sales of teak and other product line extensions. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “believe,” “may,” “will,” “expect,” “anticipate,” “intend,” or “could,” including the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed or implied by such forward-looking statements. Factors that may affect these results include, but are not limited to, the highly competitive nature of our industry; reliance on certain key customers; changes in consumer demand for marine, recreational vehicle and automotive products; advertising and promotional efforts.

Contact:

Peter Dornau
CEO and President
pdornau@starbrite.com
954-587-6280

Jeff Barocas
Vice President & CFO
Jbarocas@starbrite.com
954-587-6280